EXHIBIT

                                                       1.1

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Number                                                       Shares
HJ48483                                                      #########
Common Stock                                                 Common Stock

                            Harter Financial, Inc.

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                                                         CUSIP 416225 10 0

                                                         SEE REVERSE FOR
THIS CERTIFIES THAT                                      CERTAIN DEFINITIONS


                                    SPECIMEN

IS THE OWNER OF

                FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK,
                               $.01 PAR VALUE PER SHARE OF


                               HARTER FINANCIAL, INC

(the "Corporation"), a New York corporation.
         The shares evidenced by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, in person or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Corporation's transfer agent. This security is not a deposit or account and is not federally insured or guaranteed.
    In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its seal to be affixed hereto.

Dated:


/s/Patricia Russotto                                     /s/Spencer Angel
Secretary                                                President and CEO

                              HARTER FINANCIAL, INC.
                                  CORPORATE SEAL
                                      1979
                                    NEW YORK